UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): October 27, 1998



                          SECOM GENERAL CORPORATION
            (Exact name of registrant as specified in its charter)



DELAWARE                         0-14299                     87-0410875
(State or other                (Commission                  (IRS Employer
jurisdiction of                File Number                Identification No.)
incorporation)


46035 GRAND RIVER AVENUE, NOVI, MICHIGAN                             48374
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (248) 305-9410

Item 2. Acquisition or Disposition of Assets.

           On October 27, 1998, the registrant, Secom General Corporation ("Secom"), sold the remaining assets and business of its wholly owned subsidiary, MMC Manufacturing Corp., formerly known as Milford Manufacturing Corporation ("Milford"), to Delco Remy America, Inc. ("DRA"), for the purchase price of $4.2 million dollars, payable in cash and a promissory note. DRA purchased all of Milford's machinery, equipment and some inventory that were used to produce machined starter motor shafts for DRA. The remaining inventory was sold to Horizon Technology Group, L.L.C. in a separate transaction.

           On March 18, 1998, Milford sold all of its assets relating to its machined brake valve business in transactions with Varity Kelsey Hayes and PGK Acquisition Corp. (the "Initial Transaction"). No financial information is attached because the estimated gain or loss on this transaction was aggregated with the Initial Transaction and presented on the proforma financial information filed with the Form 8-K relating to the Initial Transaction. Since the March 18, 1998 Form 8-K, Milford has been presented as a discontinued operation on financial statements subsequently filed by Secom with the Securities and Exchange Commission.

                                EXHIBIT LIST

EXHIBIT NO.                   DESCRIPTION                        PAGE NO.
-----------                   -----------                        --------

   2.1            Agreement dated October 27, 1998                  6
                  among MMC Manufacturing Corp. f/k/a              ---
                  Milford Manufacturing Corporation,
                  Secom General Corporation and Delco
                  Remy America, Inc.

   2.2            Promissory Note dated October 27, 1998            22
                  from Delco Remy America, Inc. to Secom            ---
                  General Corporation

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                        SECOM GENERAL CORPORATION
                                        (Registrant)



                                        By:      /s/ Paul Clemente
                                             -------------------------------
                                                 Paul Clemente
                                                 Vice President

Dated:  November 11, 1998